One Alhambra Plaza, Suite 1410
Coral Gables, Florida 33134
Phone 305-446-2026 Fax 305-446-2926
www.capitalinklc.com

December 5, 2005

We consent to reference to our firm and the use of our opinion dated September 30, 2005 in the Proxy Statement/Prospectus filed on Form S-4 of CEA Acquisition Corporation.

/s/ Capitalink, L.C.

Mergers & Acquisitions	Fairness Opinions & Valuations	Restructuring	Capital Raising	Financial Advisory